UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2005 (December 14, 2005)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7388

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2005, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) executed a Share Purchase Agreement (the “Purchase Agreement”) with SansRosa Pharmaceutical Development, Inc. (“SansRosa”) and all of the existing shareholders of SansRosa (the “SansRosa Shareholders”), pursuant to which the Company acquired 51% of the outstanding shares of capital stock of SansRosa (the “Shares”).  SansRosa is the assignee of certain patent applications covering methods for treatment of redness associated with rosacea and other skin disorders.

The Company made an initial payment of $750,000 for the Shares.  Under the Purchase Agreement, the Company has the right to purchase all of the remaining shares of SansRosa capital stock upon the achievement of specified regulatory and development milestones.  In the event all such regulatory and development milestones are achieved and a patented product is developed and approved for sale, depending on the timing of such events, the Company would pay the SansRosa Shareholders $4.0 million to $6.0 million in additional consideration for the remaining outstanding shares of SansRosa capital stock.  The Purchase Agreement also provides for specified earn-out payments to the SansRosa Shareholders based on future product sales.

In certain instances, the Company is entitled to offset certain expenses against future purchases of capital stock or earn-out payments.  The SansRosa Shareholders have made various covenants that are customarily included in share purchase agreements, including covenants in regard to solicitation, conduct of its business, non-competition and protection of confidential information.  The SansRosa Shareholders have agreed to indemnify the Company against damages due to misstatements and omissions in the representations and warranties of SansRosa and the SansRosa Shareholders, as well as breaches of covenants by the SansRosa Shareholders and other specified matters, up to a maximum amount not to exceed an aggregate of $6.8 million.  No claims for indemnification may be brought by the Company unless and until the Company’s aggregate damages exceed $25,000.

On December 15, 2005, the Company issued a press release announcing the signing of the Purchase Agreement, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by CollaGenex Pharmaceuticals, Inc. on December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: December 15, 2005	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by CollaGenex Pharmaceuticals, Inc. on December 15, 2005.